CONTRACTUAL LIABILITY INSURANCE POLICY
FOR EXTENDED SERVICE CONTRACTS
AMERICAN MODERN HOME INSURANCE COMPANY
CINCINNATI, OHIO

A.   INSURING AGREEMENT

     In consideration of the payment of the premium and subject to all of the terms and conditions of this policy, American Modern Home Insurance Company (the "Company") agrees to reimburse the Insured or any Additional Insured for all costs reasonably incurred in fulfilling its legally binding obligations under each Extended Service Contract validly issued by the Insured or any Additional Insured during the Policy Term, in accordance with the terms and conditions of such Extended Service Contract. The reimbursements of those costs shall be made directly to the Insured or any Additional Insured, and in the event such costs are incurred by another party's performance of repair or replacement services pursuant to such obligations, the reimbursement may be made, on behalf of the Insured or any Additional Insured, directly to such other party. The Company shall not have any duty to defend the Insured or any Additional Insured in any lawsuit or other judicial or administrative proceeding involving the Insured or any Additional Insured.

B.   DEFINITIONS

     (1) INSURED: The person(s) or organization named as the Insured in the Declaration.

     (2) ADDITIONAL INSURED: Any person(s) or organization added to this policy as an additional insured at the request of the Insured upon written approval of the Company signed by a duly authorized representative of the Company.

     (3) EXTENDED SERVICE CONTRACT: A contract described in the attached Schedule and issued by the Insured or any Additional Insured while this policy is in force on a form approved in writing by the Company, and for which the proper premium is timely paid.

     (4) Contractual OBLIGATION: The Insured's or any Additional Insured's obligation to properly repair or replace covered parts or to reimburse the reasonable cost of proper repair or replacement of covered parts under an Extended Service Contract. No other obligations or liabilities which may arise from an Extended Service Contract are insured by this policy. See C. EXCLUSIONS. The amount of a Contractual Obligation shall not exceed the reasonable cost to properly repair or replace a covered part nor shall it exceed the liability provided under an Extended Service Contract.

     (5) CONTRACT HOLDER: The original purchaser of an Extended Service Contract or someone who has qualified as a transferee under the terms of the Extended Service Contract.

     (6) CONTRACT HOLDER CLAIM: A claim by a Contract Holder which constitutes a Contractual Obligation.

     (7) LOSS: Expenses actually incurred by the Insured or any Additional Insured or on behalf of the Insured or any Additional Insured in the performance of Contractual Obligation.

     (8) SERVICE CENTER: A person or organization authorized by or on behalf of the Insured or any Additional Insured to perform services or repairs under an Extended Service Contract.

     (9) INSURED'S CLAIM: A claim by the Insured or any Additional Insured for benefits under this policy based on a Contractual Obligation.

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C.   EXCLUSIONS

     This policy does not insure for any obligation or liability other than a Contractual Obligation, and does not apply to:

     (1) liability for any and all consequential damages, including but not limited to punitive or extra-contractual damages and/or bodily injury, arising from performance by the Insured or any Additional Insured, the Insured's or any Additional Insured's agents or employees or any Service Center under an Extended Service Contract;

     (2) any and all obligations and liabilities which may arise by virtue of performance under an Extended Service Contract by the Insured or any Additional Insured or anyone else;

     (3)  breach of any and all implied warranties of merchantability;

     (4)  breach of any and all implied warranties of fitness;

     (5)  any and all liabilities for negligence;

     (6) any and all liabilities for defective products, including strict liability;

     (7) any and all obligations and liabilities which may arise by virtue of the sale by Insured or any Additional Insured of the item which is the subject of an Extended Service Contract, or any part or component of such item. Among the kinds of obligations and liabilities excluded by this Exclusion are:

          (a)  any and all implied warranties of merchantability;
          (b)  any and all implied warranties of fitness;
          (c)  any and all liabilities for negligence;
          (d) any and all liabilities for defective products, including strict liability;

     (8) any and all liabilities or obligations extending to anyone other than the Contract Holder;

     (9) any arid all obligations, liabilities or claims of the Insured or any Additional Insured arising from any fraudulent, dishonest or criminal act of the Insured or any Additional Insured or his agents or employees;

     (10) any duty to defend the Insured or any Additional Insured in any lawsuit or other judicial or administrative proceeding involving the Insured or any Additional Insured;

     (11) labor and/or parts performed by or on behalf of the Insured or any Additional Insured arising out of work or any portion thereof, or out of materials, parts or equipment, as a result of recall by the manufacturer or dealer:

     (12) seizure or destruction of property by order of governmental authority;

     (13) any Extended Service Contract not sold or bound as set forth in Section D. CONDITIONS:

     (14) for bodily injury, sickness, disease or death of any person.

D.   CONDITIONS

     (1) SALE OF EXTENDED SERVICE CONTRACT: Within 30 days after the date on which an Extended Service Contract was issued. The Insured or any Additional Insured shall report the sale of the Extended Service Contract, on the forms provided by the Company, and forward to the Company or its authorized agent the proper premium. Issuance of an Extended Service Contract on behalf of an insurer other than Company will void coverage under this policy.

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     (2)  PREMIUM  DETERMINATION:  The premium for liability under each Extended
          Service Contract shall be computed in accordance with the schedule rates attached hereto and made a part hereof and with Company's rules, rating plans and minimum premium requirements. These rates shall remain in effect until modified by the Company, and, after thirty (30) days, prior written notice of the change shall have been given to the Insured or any Additional Insured.

     (3) LIMIT OF LIABILITY: The Company's limit of liability with respect to any one Contractual Obligation shall not exceed One Hundred Twenty Percent (120%) of the Insured's or any Additional Insured's wholesale invoice cost of the merchandise.

     (4) NOTICE OF INSURED'S CLAIM: When a Contract Holder makes a Contract Holder Claim, prior to undertaking any performance under an Extended Service Contract the Insured or any Additional Insured shall notify the Company or its authorized agent of the Contract Holder Claim, supplying particulars of the claim.

     (5) PRIOR AUTHORIZATION: The Insured or any Additional Insured shall not undertake any performance under an Extended Service Contract without first receiving authorization to perform from the Company or its authorized agent, and after giving proper notice of the Insured's or any Additional Insured's claim.

     (6) PROOF OF LOSS: As soon as practicable (but, in any event, not later than 30 days after the Loss), the Insured or any Additional Insured shall give to the Company written proof of Loss, under oath if required, including full particulars of the nature and the extent of the Loss and other details entering into the determination of the amount payable. The Insured or any Additional Insured shall submit to examination under oath by any person named by the Company and subscribe to same, as often as may reasonably be required. Proof of Loss shall be on forms furnished by the Company unless the Company shall have failed to furnish such forms within 15 days after receiving notice of claim.

     (7) INSPECTION AND AUDIT: The Insured or any Additional Insured shall keep complete records and accounts of all transactions pertaining to Extended Service Contracts. The Company shall be permitted but not obligated to inspect at any reasonable time the Insured's or any Additional Insured's premises, books and records as they pertain to coverage under this policy. This right shall exist so long as Extended Service Contracts are outstanding. Neither the Company's right to make inspections nor the making thereof nor any report thereon shall constitute an undertaking. on behalf of or for the benefit of the Insured or any Additional Insured or others, to determine or warrant that such property or operations are safe or healthful, or are in compliance with any law, rule or regulation.

     (8) ACTION AGAINST THE COMPANY: No action shall lie against the Company unless, as a condition precedent thereto, there shall have been full compliance by the Insured or any Additional Insured with all of the terms of this policy and until the amount of the Insured's or any Additional Insured's Loss shall have been finally determined either by judgment against the Insured or any Additional Insured after trial or by written agreement of the Insured or any Additional Insured, the Contract Holder, and the Company. Any person or organization or the legal representative thereof who has secured such judgment or written agreement shall thereafter be entitled to recover under this policy to the extent of the insurance afforded by this policy. No person or organization shall have any right under this policy to join the Company as a party to any action against the Insured or any Additional Insured to determine the Insured's or any Additional Insured's liability, nor shall the Company be impleaded by the Insured or any
          Additional  Insured  or  his  legal   representative.   Bankruptcy  or
          insolvency of the Insured or any Additional Insured or of the Insured's or any Additional Insured's estate shall not relieve the Company of any of its obligations under this policy.

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
E.   GENERAL PROVISIONS

     (1)  INSURED'S   OR  ANY   ADDITIONAL   INSURED'S   REPRESENTAONS   IN  THE
          DECLARATIONS: By acceptance of this policy. the Insured or any Additional Insured agrees that the statements in the Declarations are his agreements and representations, that this policy is issued in reliance upon the truth of such representations and that this policy embodies all agreements existing between himself and the Company or any of its agents relating to this insurance.

     (2) CANCELLATION: Prospective Cancellation: The Insured or any Additional Insured may cancel this policy by surrendering the policy to the Company or any of its authorized agents or by mailing to the Company written notice stating when thereafter the cancellation shall be effective. The Company may cancel this policy by mailing to the Insured or any Additional Insured at the address shown in this policy written notice stating when not less than thirty (30) days thereafter such cancellation shall be effective. If cancellation by the Company is for non-payment of premium. ten (10) days written notice shall be given. All liability of the Company under this policy shall terminate upon the effective date of cancellation, except with respect to those Extended Service Contracts reported with premium paid to Company prior to the effective date of cancellation.

          Retrospective Cancellation: The Company may not cancel this policy with respect to Extended Service Contracts which are in effect on the date of cancellation. The Insured or any Additional Insured may cancel this policy with respect to all Extended Service Contracts which are in effect on the date of cancellation by surrendering the policy to the Company or any of its authorized agents or by mailing to the Company written notice stating when thereafter the cancellation shall be effective. Any retrospective cancellation by the Insured or any Additional Insured shall be with respect to all Extended Service Contracts in effect on the date of cancellation. The mailing of notice as aforesaid shall be sufficient proof of notice. Delivery of written notice by the Insured or any Additional Insured or by the Company shall be equivalent to mailing.

          If the Insured or any Additional Insured cancels the policy with respect to Extended Service Contracts in effect on the date of cancellation (retrospective cancellation), earned premiums shall be computed with respect to such Extended Service Contracts in accordance with customary short rate table and procedure. Premium adjustments may be made either at the time cancellation is effected or as soon as practicable after cancellation becomes effective, but payment or tender of unearned premiums is not a condition of cancellation.

     (3) SUBROGATION: In the event of any payment by the Company under this policy, the Company shall be subrogated to all of the Insured's or any Additional Insured's rights of recovery therefor against any person or organization. and the Insured or any Additional Insured shall execute and deliver instruments and papers and do whatever is necessary to secure such rights. The Insured or any Additional Insured shall do nothing to prejudice such rights.

     (4) ASSIGNMENT: Assignment of interest under this policy shall not bind the Company unless its consent is endorsed hereon. No liability of the Company shall exist under this policy unless the assignment is accepted and the policy is endorsed.

     (5) CHANGES IN THE POLICY: No waiver or change of the terms of this policy shall be made except by endorsement issued to form part of this policy and signed by a duly authorized representative of the Company. Notice to any agent or knowledge possessed by any agent or by any person shall not effect a waiver or change in any part of this policy or stop the Company from asserting any right under the terms of this policy.

     (6) TERRITORY: This policy applies only to Losses which occur while the item covered by an Extended Service Contract is within the United States of America, its territories or possessions.

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
     (7) RECOVERIES: All amounts recovered by the Insured or any Additional Insured for which he has received benefits under this policy shall belong to, and be paid to the Company by the Insured or any Additional Insured up to the total amount of benefits paid by the Company.

     (8) OTHER INSURANCE: If the Insured or any Additional Insured has other insurance against a Contractual Obligation covered by this policy, the Company shall not be liable under this policy for a greater proportion of such Contractual Obligation than the applicable limit of liability of this policy bears to the total applicable limit of liability of all valid and collectible insurance against such Contractual Obligation.

     (9)  RENEWAL: This policy shall be automatically renewed for successive one
          (1) year terms.

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

IN WITNESS WHEREOF, American Modem Home Insurance Company has caused this policy to be signed by its President and Secretary and countersigned by a duly authorized agent of the Company.



                                                 President



                                                 Secretary

CHANGE ENDORSEMENT

     INSURED,  ANY ADDITIONAL  INSURED AND COMPANY HEREBY AGREE TO THE FOLLOWING
     CHANGES:

C.   EXCLUSIONS is supplemented by the addition of the following:

     (15) Any Extended Service Contracts which have not been approved by Company or the service contract administrator, provided, however, such service contract administrator shall be approved by Company.

D.   CONDITIONS - Subsection (1) is deleted and replaced with the following:

     (1) SALE OF EXTENDED SERVICE CONTRACT: If the Insured is a Manufactured Home Dealer, within (30) days after the date on which an Extended Service Contract was issued, Insured or any Additional Insured shall report the sale of the Extended Service Contract, on the forms provided by the Company, and forward to Company or its authorized agent the proper premium. The application for any such service contracts forwarded to Company by Insured or Additional Insured must state the correct and exact price charged to a Contract Holder for such Extended Service Contract. Issuance of an Extended Service Contract on behalf of an insurer other than Company will void coverage under this policy. If Insured is an appliance Dealer the former Subsection (1) applies.

D.   CONDITIONS - Subsection (3) is deleted and replaced with the following:

     (3) LIMIT OF LIABILITY: The Company's limit of liability with respect to any one contractual obligation shall not exceed one hundred percent (120%) of the Insured's or any Additional Insured's wholesale invoice cost of the item subject to the Extended Service Contract.

E. GENERAL PROVISIONS - Subsection (2) is deleted and replaced with the following:

     (2) CANCELLATION: Insured or any Additional Insured may cancel this policy by surrendering the policy to Company or its authorized agent or by mailing to Company written notice stating when thereafter the cancellation shall be effective. Company may cancel this policy by mailing written notice of cancellation to the insured or any additional insured at the address shown on this policy at least (30) days prior to the effective date of cancellation. If cancellation by Company is for non-payment of premium, fraud, or misrepresentation in any way relating to this policy, ten (10) days written notice of cancellation shall be provided. All liability of Company under this policy shall terminate upon the effective date of cancellation. except with respect to those extended service contracts reported with premium paid to Company prior to the effective date of cancellation.

ADMINISTRATION/AGENCY AGREEMENT

This Agreement is entered into the 19th day of May, 1998, by and between American Modern Home Insurance Company, American Family Home Insurance Company, American Southern Home Insurance Company, American Western Home Insurance Company and American Modern Home Service Company (hereinafter collectively referred to as "Company") with principle place of business at Amelia, Ohio, and Mechanical Breakdown Administrators, Inc. (hereinafter referred to as "MBA") with principal place of business at Scottsdale, Arizona.

WHEREAS, Company desires to write in various service contract, warranty and mechanical breakdown insurance programs as are more fully set forth in Exhibit A hereto;

WHEREAS, MBA has the ability to serve as administrator and/or agent for Company with respect to such programs;

NOW THEREFORE, in consideration of the mutual promises herein, Company and MBA agree as follows:

     1.   Authority/Appointment:  Subject  to the terms and  conditions  of this
          Agreement, Company hereby appoints MBA as an agent and program administrator for the programs set forth in Exhibit A hereto. This Agreement shall not be construed as creating an employer/employee relationship between Company and MBA and MBA agrees that it is an independent contractor. Only such authority as specified in this Agreement is granted to MBA and all such programs written hereunder are restricted to the United States unless otherwise set forth in Exhibit A hereto. MBA shall not use the name of Company in any type of advertisement without the prior approval of Company and this Agreement shall in no way be construed as granting MBA an exclusive administration or agency relationship with respective products listed in Exhibit A. Company will issue to MBA, from time to time, written underwriting guidelines which shall contain basic operating procedures required by Company. MBA shall abide by such underwriting guide or other underwriting instructions, manuals, rates, or other specifications which apply to MBA and provided by Company, from time to time, by written notice. Any such modification or supplementation of such underwriting guide (including, without limitation, withdraw of MBA's authority with respect to any particular line(s) of business) may be effected unilaterally by Company without the consent of MBA and will constitute a modification of this Agreement. However, Company can only unilaterally eliminate authority for a line of business if directed by a regulatory authority. Company may allow MBA a reasonable amount of time in which to effect such unilateral modifications or supplementation to such underwriting guide. Company may establish production standards for MBA including to, but not limited to, production quotas and prescribed loss ratios.

     2.   Administrative   functions:   MBA  agrees  to  perform  administrative
          functions including, but not limited to, product development, developing program procedures, marketing, processing applications, collecting premium, issuing policies consistent with Company's rates/rules/forms filings, implementing Company's underwriting and program guidelines, issuing cancellation and non-renewal notices consistent with applicable law and policy/contract language, paying commissions consistent with applicable law, adjusting and paying claims consistent with this Agreement and applicable law, maintaining claim data, data processing, performing necessary subrogation and salvage functions, assisting in the development of management procedures and assisting Company in the development of program management capabilities.

     3. Reports: MBA agrees to report on all facets, of such business subject to this Agreement, in a manner and timing as specified herein or as agreed to by Company and MBA.

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
     4. Subproducers: MBA shall have the power and authority to appoint subproducers, local agents, brokers, retailers and dealers (hereinafter collectively referred to as "sub producers") shall arrange for licensing of such sub producers if necessary and shall be responsible for their conduct and operations. MBA, where appropriate, shall report promptly to Company all appointments, renewals and changes of sub producers and Company shall have the right to either decline or approve such appointment or continued appointment of any such subproducer. MBA agrees to furnish all such information as Company may from time to time request in connection with such business produced by the subproducers. In the event MBA arranges for the service contracts or warranties to be marketed through retailers or dealers, MBA shall ensure compliance of such marketing or the sale by such retailers or dealers with applicable laws and regulations relating to the business subject to this Agreement. In states where retailers or dealers are required to be the obligor under service contracts marketed hereunder, MBA shall be responsible for issuing contractual liability policies to such retailers or dealers. MBA shall provide reports of all such policies issued and shall follow authority guidelines set forth in Paragraph 1. of this Agreement. MBA shall also sign all such retailers or dealers to appropriate dealer Agreements and such dealer Agreement to be used shall be attached hereto as Exhibit B.

     5. Premiums/Fees: MBA shall be obligated to collect and shall be liable to pay to Company and does hereby guarantee payment to Company of the premium/contract fee and/or Administration fee on each risk, policy, endorsement, warranty, certificate or service contract solicited and/or written by or through MBA, including those risks, policies, endorsements, warranties, certificates or service contracts solicited by or through subproducers, dealers or retailers acting by or through MBA, whether or not the premium or fee on each such risk, policy, endorsement, warranty, certificate or service contract has been collected by either MBA or the subproducer, dealer or retailer as the case may be. MBA agrees to place all such premium and fees collected in a segregated trust account and acknowledges and agrees that MBA is a fiduciary as trustee with respect to such funds.

     6. Accounting: Commencing with the effective date of this Agreement, MBA shall within twenty days of the end of each month provide a complete and accurate account of transactions between MBA and Company during each such calendar month. Payment of all applicable premiums and fees due Company shall accompany such account of transactions. MBA shall have the authority to deposit into Company accounts all checks payable to Company or its affiliates. MBA acknowledges and agrees that it is a fiduciary with respect to all funds due Company.

7.   Claims Authority:

     A. MBA shall have the authority to adjust, pay and settle all claims up to the lesser of 6,000 dollars ($6,000) or the maximum amount of coverage provided under each such policy, warranty or service contract subject to this Agreement. Company reserves the right to participate in the adjustment and settlement of any claim and to further direct that any such claim be paid.

     B. MBA shall promptly report to Company all claims in a form and time period as to be agreed by Company and MBA. MBA shall fully cooperate in the investigation and adjustment of any claims or suits and agrees to provide Company with all information relative to such claims at any time.

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
     C. In the event of any litigation, arbitration or other dispute resolution process which arises as a result of MBA's adjustment of any claim, Company shall pay all costs in connection with such proceeding unless such proceeding is a result of any error, omission, misrepresentation, bad faith, fraud, or violation of any deceptive trade practice or deceptive claims practice act by MBA. Company's Agreement to provide any defense under this paragraph shall not in any way waive MBA's indemnification obligations contained in this Agreement.

     D. MBA acknowledges that it has all adjuster licenses' necessary for adjusting claims pursuant to this Agreement.

8. Claims Imprest Account: MBA shall create and operate a Claims Imprest Account to be funded by Company from premium/contract fees collected by MBA and received by Company. MBA shall use such funds to pay claims consistent with this Agreement. MBA shall serve as a fiduciary to such funds and shall not pay any fees or expenses out of such Claims Imprest Account. MBA shall make no transfer of any such funds except for the payment of claims. Company shall ensure that any such account balance shall be no less than an amount equal to two (2) months paid claims based on the most recent monthly average claim payment amount. All funds in such Claims Imprest Account shall be property of Company and Company shall be entitled to any interest earned thereon. Such funds contained in Claims Imprest Account shall not be subject to any levy or attachment by any creditors of MBA.

9. Compensation: MBA's compensation for the administration of programs subject to this Agreement and the placement of policies or service contracts subject hereto shall be at a rate as specified in Exhibit A hereto. There shall be no contingent or bonus commission due MBA unless specifically agreed to by Company in writing.

     In the event of cancellation of warranties, service contracts, polices or the reduction of warranty, service contract fees or policy premium, MBA shall be liable for payment of the entire service contract retail price or policy premium for any such service contract or policy, as computed by the unearned warranty, service contract or premium formula specified by Company or the warranty, policy or service contract sold. MBA shall have the responsibility for refunding the entire unearned amount, including dealer or subproducer compensation or markup if applicable, to the particular warranty, service contract or policy holder, and Company shall credit MBA with Company's portion on the next monthly account of the parties after such refund. MBA hereby guarantees that such return/refund shall be made and agrees to hold harmless and indemnify Company for any failure by MBA, its subproducers or dealers to refund the unearned warranty, service contract or policy amount, including dealer/subproducer compensation. Any cancellation fee contained in any warranty, service contract or policy shall be property of Company.

10. Employees/Expenses: All employees, subproducers and agents of MBA shall be MBA's employees, agents and subproducers and shall not be deemed employees of Company for any reason what so ever. All expenses of MBA, including but not limited to, rentals, transportation, facilities, postage, advertising, local licensing fees, costs of equipment, utilities, supplies not furnished by Company and inspections or audits of contract/policy holders, shall be borne by MBA and shall not under any circumstance be considered expenses of Company in the absence of Company's written Agreement. MBA shall be responsible for tracking all fees or compensation due subproducers, retailers or dealers and shall hold Company harmless for any claim for such fees or compensation against Company.

11. Records/Audits: MBA shall keep in a manner and form prescribed or approved by Company, true and accurate records and books of account of all transactions under this Agreement with Company. MBA shall hold and preserve the property of Company (which shall include but not limited to any records, contracts, contract forms, policies, policy forms, brochures, applications, manuals, underwriting guides and all other property of Company) which shall at any time come into MBA's possession or under its control. MBA shall surrender such property to Company upon demand. MBA shall, as often as required, submit to a representative of Company, all such books and records for examination and copying as said Representative shall desire to make, and MBA shall cooperate and assist in such examination or audit. Company may request corrective action be made promptly and MBA shall confirm completion thereof in writing. Company's right to inspect and copy records relating to Company and/or business written by MBA under this Agreement shall survive termination of this Agreement and shall continue until all matters affecting Company are settled. MBA shall make such reports of all transactions under this and all previous Agreements as may be required by Company. MBA agrees to conduct daily and monthly backups of its computer system and place a yearly backup in a safety deposit for protection in the event of any disaster or emergency damaging MBA's systems and records.

12. Administration Runoff Account: MBA shall under the direction of Company establish an account in Company's and MBA's name for the purpose of providing Company with appropriate funds in the event that Company must obtain an alternative third party administrator with respect to business written hereunder due to MBA being unable to perform its duties pursuant to this Agreement. Such accounts shall not be an asset of MBA and shall not be attached by MBA creditors. MBA agrees to fund such trust account with eighteen dollars ($18.00) per service contract, extended warranty, certificate or insurance policy sold by MBA under this Agreement. Such funding shall occur immediately upon the premium or fee being received by MBA for such service contract, extended warranty, certificate or insurance policy. MBA shall have no authority to withdraw funds from such account. The trust account shall continue to be funded until the amount held in trust contains eighteen dollars ($18.00) for each contract, extended warranty, certificate or insurance policy in force. Thereupon, Company shall conduct a quarterly review of such trust account to ensure that the amount held in the account is equal to eighteen dollars ($18.00) per in force service contract, extended warranty, certificate or insurance policy. If the amount held in the account is deficient, then funding by MBA shall resume pursuant to this paragraph. In the event the amount held in such trust account is in excess of that required by this paragraph, the amount of such excess shall be a credit on the next monthly account of transactions between MBA and Company and Company may transfer such excess to its other accounts. The trust account shall be established in a federally insured bank and shall be invested in any of the following instruments: Demand Accounts, Time Accounts or Certificates of Deposit. All interest earned on such accounts in each calendar year shall be paid to MBA within forty-five days after the end of such calendar year. In the event this Agreement is terminated pursuant to Paragraph 14.B., MBA shall not service business written pursuant to this Agreement after termination and the trust account shall remain property of Company. However, any amounts in the trust account in excess of those required to meet the minimum dollar amount per contract, warranty, certificate or policy issued hereunder shall be paid to MBA. Company may offset any amounts due MBA under this paragraph against any amounts MBA owes Company under this Agreement. if termination of this Agreement is pursuant to Paragraph 14.A. or Paragraph 14.C., MBA shall continue to service business written hereunder after termination and Company shall pay MBA from the account on a quarterly basis as each in force service contract, extended warranty, certificate or insurance policy is earned out. For purposes of this payment only, such in force business shall be considered as being earned pro-rata. In the event MBA is servicing business after termination and the projected loss ratio for in force business equals or exceeds a ninety percent (90%) loss ratio or MBA is in violation of any of its responsibilities under this Agreement which apply to servicing business after termination, Company reserves the right to require MBA to cease servicing such business and move such servicing to another administrator. In such event all payments of the trust account to

     MBA hereunder shall cease. For purposes of this paragraph loss ratio shall be defined as the percentage resulting from losses and loss adjustment expense being divided by the gross amount of money to Company from MBA from business produced hereunder.

13. Indemnification and Right of Offset: MBA shall at all times indemnify and save harmless Company from and against all manner of actions, suits, liabilities, costs or expenses by reason of any act or failure to act on part of MBA, its employees, subproducers or agents. Company shall at all times have the right to receive and apply any amount of money held by it on account of all obligations and liabilities of MBA to Company, whether arising from this Agreement or otherwise, and for all liabilities, damages, costs or expenses which Company may sustain or be liable by reason of any act or failure to act on the part of MBA, its employees, subproducers, or agents.

14.  Termination:

     A. Either party may terminate this Agreement by providing the other with not less than three hundred and sixty five (365) days written notice prior to the effective date of termination.

     B.   Company may terminate this Agreement:

          a. Immediately upon written notice in the event that MBA has failed to promptly comply with any of its material duties and material obligations under this Agreement or;
          b. Immediately upon MBA committing any fraudulent or illegal act, gross, willful or negligent misconduct or threat of insolvency.

     C. MBA may terminate this Agreement upon providing written notice of any fraudulent or illegal act, gross, willful or negligent misconduct or threat of insolvency.

     D. Upon termination of this Agreement, MBA shall cease writing all such business on behalf of Company and any right to use the name of Company or any of its products shall immediately cease. MBA shall immediately cause to be delivered to Company all property of Company, including but not limited to applications, unused claims drafts, service contracts, warranties, policies, pricing guides, manuals, forms and brochures. If MBA fails to deliver such items, MBA shall bear any expense which Company may incur in obtaining such items and MBA shall be liable in damages for losses resulting in whole or in part from MBA's failure to immediately deliver such property to Company. In the event that unused drafts, warranties, applications, contracts or policies cannot be accounted for by MBA, MBA hereby agrees to protect and forever defend Company against and to hold harmless and indemnify Company on account of all persons and claims whatsoever on said applications, drafts, warranties, policies or contracts. Expiration and renewals rights for all such policies written shall be the property of MBA unless MBA is in default under any obligation under this Agreement, then such renewal rights and such polices shall be property of Company.

15.  Miscellaneous:

     A. This Agreement shall not be assigned without prior written consent of Company and it may not be modified verbally, or be modified with any subsequent practice or course of dealing by the parties, nor in any other manner other than by writing signed by the parties hereto. No forbearance or neglect on the part of Company to enforce any of the provisions of this Agreement shall be construed as a waiver of any of Company's rights or privileges hereunder unless in each instance a written memorandum specifically expressing such waiver be made and subscribed by the President or a Vice President of Company. No waiver of such rights arising from any default or failure of performance of MBA's obligations shall modify this Agreement, or extend to affect rights of Company arising from the subsequent default or failure of performance. Where used herein, the pronoun referenced to MBA shall include the masculine and the feminine, and the singular and the plural. The obligations of MBA, express and implied shall be joint and several. The parties agree that if this Agreement is terminated the promises, duties and obligations contained herein shall outlive this Agreement and shall remain in effect to the extent required until all transactions and obligations between the parties hereto are settled.

     B. More than one corporation may be a party to this Agreement as an Underwriter. In such event, any reference herein contained to "Company" shall be collective in this application and, where the context requires, the word "Company1' and/or the pronoun "it" or "its" when referring to Company shall include the plural as well as the singular. MBA may be appointed as a general agent or administrator for one or more of such corporations. In the event of appointment of MBA as an administrator or agent by less than all of the corporations who are parties to this Agreement, the rights and obligations of Company and MBA as set forth in this Agreement shall be deemed to be applicable to and undertaken by only that corporation or corporations that has in fact appointed MBA as its general agent or administrator. MBA warrants that it is in compliance so long as this Agreement is in effect with all applicable laws and/or regulations governing the conduct of business subject to this Agreement. MBA shall be responsible for tracking all unused applications, extended service contracts, warranties or policies, and also shall be responsible for contractual liability issuance and countersigning in states where retailers or dealers are required to be the obligor under service contracts written.

     16. Severability: This Agreement is issued under, is subject to and shall be interpreted in accordance with the laws of the state of Ohio by any court of competent jurisdiction in Clermont County, Ohio. if any provisions are contrary to any applicable controlling federal, state or local law or regulation it shall be severed from the Agreement and shall not affect the validity of this Agreement. This Agreement supercedes all previous Agreements, either expressed or implied between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as the date first written above.

Witness: /s/ Shelly Beesley
                                      MECHANICAL BREAKDOWN ADMINISTRATORS


                                      By: /s/ Gaylen M. Brotherson
                                      Title: CEO

Witness:
                                      AMERICAN MODERN HOME INSURANCE COMPANY
                                      AMERICAN FAMILY HOME INSURANCE COMPANY
                                      AMERICAN SOUTHERN HOME INSURANCE COMPANY
                                      AMERICAN WESTERN HOME INSURANCE COMPANY
                                      AMERICAN MODERN HOME SERVICES COMPANY

                                      By:
                                      Title: SVP

                                    EXHIBIT A


This Exhibit A is effective May 19, 1998, and forms a part of the Agreement dated May 19, 1998, by and between American Modern Home Insurance Company, American Family Home Insurance Company, American Southern Home Insurance
Company, American Western Home Insurance Company and American Modern Home Service Company (hereinafter collectively referred to as ("Company") and Mechanical Breakdown Administrators, Inc. (hereinafter referred to as 'MBA").

It is hereby agreed by Company and MBA that MBA shall serve as Administrator and/or Agent for the following types of business:

                                                         Compensation
                                                    -----------------------
                                                    Commission    Admin.Fee
                                                    ----------    ---------
RV and Travel Trailer Service Contracts                 0%            *
TX Auto MBI                                             49%          0%

*The difference between the dealer net cost and the gross amount due Company for such business.

This  Exhibit  A  supercedes  any  previous  Exhibit  A to the  above  mentioned
Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A as the date first listed above:


Witness: /s/ Shelley Beesley
                                      MECHANICAL BREAKDOWN ADMINISTRATORS, INC.

                                      By: /s/ Gaylen M. Brotherson
                                      Title: CEO

Witness:
                                      AMERICAN MODERN HOME INSURANCE COMPANY
                                      AMERICAN FAMILY HOME INSURANCE COMPANY
                                      AMERICAN SOUTHERN HOME INSURANCE COMPANY
                                      AMERICAN WESTERN HOME INSURANCE COMPANY
                                      AMERICAN MODERN HOME SERVICES COMPANY

                                      By:
                                      Title: SVP

                         CONTINGENT COMMISSION ADDENDUM

This addendum is effective May 19, 1998 and forms a part of the Administration/Agency Agreement between American Modern Home Insurance Company, American Family Home Insurance Company, American Southern Home Insurance
Company, American Western Home Insurance Company and American Modern Home Service Company (hereinafter collectively referred to as "Company") and Mechanical Breakdown Administrators, Inc. (hereinafter referred to as "MBA").

MBA may qualify for contingent commissions as calculated in accordance with this Contingent Commission Addendum and predicated on the experience of Expired Service Contracts from Subject Business written under the above-mentioned Agreement. The Contingent Commission calculation for such Expired Service Contracts shall occur in the next subsequent calendar quarter after the service contract expiry. Definitions and the formula for the calculation are as follows:

     A. Expired Service Contracts - Shall mean all service contracts from Subject Business written under this Agreement which have come to their natural expiry or have been cancelled and the cost of such contract due Company (both premium and fees) has been fully earned.

     B. Subject Business - Shall mean that business written pursuant to the above-mentioned Agreement and classified by Company as Recreational Vehicle and Travel Trailer service contract business.

     C. Interest - Shall mean all interest generated by Expired Service Contracts from Subject Business in the calendar quarter subject to calculation. This interest shall be generated at a rate equal to that of a ninety (90) day U.S. Treasury Bill.

     D.   The Contingent Commission shall be calculated in the following manner:

          There shall be deducted from premium and fees received by Company from Expired Service Contracts for Subject Business plus Interest, the sum of:

          1. Company's retention equal to twenty percent (20%) of premiums and fees due and received by Company for Expired Service Contracts; plus

          2. The net amount of any front commission paid or credited to MBA for Expired Service Contracts; plus

          3. The total of losses paid, loss expense paid and outstanding losses for Expired Service Contracts at the end calendar quarter subject to this calculation, less salvage recovered, subrogation recovered and outstanding losses for Extended Service Contracts at the beginning of the calendar quarter subject to this calculation; plus

          4. Any carryover from a negative calculation in the calendar quarter immediately proceeding the quarter subject to this calculation.

          In the event the above calculation results in a positive amount, fifty-five percent (55%) of such an amount shall be contingent commission and shall be payable to MBA within 120 days of the end of the quarter subject to calculation, except as set forth in Paragraph
          D. if such calculation results in a negative amount, such amount shall be carried forward to the calculation for the next calendar quarter. Notwithstanding anything to the contrary, it is agreed and understood that any negative amount calculated under this Addendum shall offset any positive amount calculated under any other contingent commission addendum to the Administration/Agency Agreement and any negative amount calculated under such other Addendum shall offset any positive amount calculated under this Addendum.

     E. In the event that projected losses for Subject Business under this Agreement show a loss ratio equal to or greater than ninety percent (90%) for unexpired service contracts or for service contracts expiring in the calendar quarter immediately subsequent to the calendar quarter subject to this calculation, based on loss projections and earning methodology establish by Company, no contingent commission payments pursuant to this Contingent Commission Addendum shall be paid for the calendar quarter subject to calculation hereunder and there shall be no carry forward of such commission to the next accounting period.

In the event the above-mentioned Agreement is terminated, all terms and conditions of this Addendum shall apply and contingent commission shall continue to be calculated, except that after notice of termination, the payment of contingent commission, if any, shall be suspended until such time as all liability of Company, including losses and loss expenses paid and outstanding arising out of business issued pursuant to the above-mentioned Agreement shall have been terminated and until MBA shall have certified in writing that all known claims against Company have been duly reported to Company. Thereupon, the final contingent commission shall be calculated for the entire period. If this results in a positive amount, Company shall pay fifty-five percent (55%) of such amount upon the mailing to MBA of a final accounting statement, and in consideration thereof, MBA agrees to hold harmless and indemnify Company against all losses, demands and claims, including those for unearned premium return, arising from policies or contracts placed pursuant to the above-mentioned Agreement.

Witness:

                                      AMERICAN MODERN HOME INSURANCE COMPANY
                                      AMERICAN FAMILY HOME INSURANCE COMPANY
                                      AMERICAN MODERN HOME SERVICES COMPANY
                                      AMERICAN SOUTHERN HOME INSURANCE COMPANY
                                      AMERICAN WESTERN HOME INSURANCE COMPANY

                                         By:
                                         Title: SVP


Witness: /s/ Shelly Beesley

                                         MECHANICAL BREAKDOWN ADMINISTRATORS

                                         By: /s/ Gaylen Brotherson
                                         Title: CEO